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                                                                     EXHIBIT 5.1

                                November 13, 2000


 Celeritek, Inc.
 3236 Scott Boulevard
 Santa Clara, California 95054

        RE:  REGISTRATION STATEMENT ON FORM S-8

 Ladies and Gentlemen:

        We have examined the Registration Statement on Form S-8 to be filed by you with the Securities and Exchange Commission on or about November 13, 2000 (the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended, of (i) 750,000 shares of your Common Stock reserved for issuance under the 1994 Stock Option Plan (the "1994 Plan") and
(ii) 200,000 shares of your Common Stock reserved for issuance under the 2000 Nonstatutory Stock Option Plan (the "2000 Plan"). The 750,000 shares of Common Stock reserved under the 1994 Plan and the 200,000 shares of Common Stock reserved under the 2000 Plan are referred to collectively hereinafter as the "Shares," and the 1994 Plan and the 2000 Plan are referred to hereinafter collectively as the "Plans." As your legal counsel, we have examined the proceedings taken and proposed to be taken in connection with the issuance, sale and payment of consideration for the Shares to be issued under the Plans.

        It is our opinion that, when issued and sold in compliance with applicable prospectus delivery requirements and in the manner referred to in the Plans and pursuant to the agreements which accompany the Plans, the Shares will be legally and validly issued, fully paid and non-assessable.

        We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement and any amendments thereto.

                                           Sincerely,

                                           WILSON SONSINI GOODRICH & ROSATI
                                           Professional Corporation

                                           /s/ WILSON SONSINI GOODRICH & ROSATI